WEINSTEIN & CO.
CERTIFIED PUBLIC ACCOUNTANTS

Date : June 3, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Boston Investment and Development Corp.

We hereby consent to the inclusion in this Registration Statement (the "Registration Statement") on Form S-1 of Boston Investment and Development Corp (the "Company") of our report, dated May 30, 2013, with respect to our audit of the financial statements of the Company as of March 31, 2013 and the results of its operations and cash flows for the period of inception (January 23, 2013) through March 31, 2013, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading "Interests of names experts and counsel" in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel

Jerusalem: 11 Kiryat Mada St. P.O.B 18263. Code 91182 Tel: +972-77-738-8666 Fax: +972-2-581-2991 | Tel-Aviv: 16 Homa Umigdal St. P.O.B 51966. Code 67771 Tel: +972-3-776-3777 Fax: +972-3-776-3881 | www.wcpa.co.il, w@wcpa.co.il A Member of: TIAG the International Accounting Group US number: 1-866-761-3034
ירושלים: רח' קרית מדע 11, ת.ד 45253, מיקוד 91182
טל'. 077-7388666 פקס. 02-5812991
תל אביב: רח' חומה ומגדל 16, ת.ד 51966, מיקוד 67771
טל'. 03-7763777 פקס. 03-7763881